UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2012

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 29, 2012, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Aurelio Alemán-Bermúdez	175,508,392	1,528,631	122,692	17,179,316
Thomas M. Hagerty	173,737,057	3,296,385	126,273	17,179,316
Michael P. Harmon	168,389,268	8,644,174	126,273	17,179,316
Roberto R. Herencia	149,775,218	27,265,887	118,610	17,179,316
José Menéndez-Cortada	175,689,094	1,424,242	46,379	17,179,316
Fernando Rodríguez-Amaro	175,154,025	1,956,603	49,087	17,179,316
José F. Rodríguez-Perelló	175,710,603	1,407,275	41,837	17,179,316

Proposal 2 – Non-binding Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,841,252	2,015,595	302,868	17,179,316

Proposal 3 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2012

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
191,208,552	3,100,420	30,059	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 29, 2012	By:	/s/ Orlando Berges

Name: Orlando Berges
Title: EVP and Chief Financial Officer